                                                                   EXHIBIT 10(f)

                      STOCK AND WARRANT PURCHASE AGREEMENT

                                    between

                          BT HOLDINGS (NEW YORK), INC.

                                      and

                           C.I.S. TECHNOLOGIES, INC.



                         Dated as of November 21, 1994

     STOCK AND WARRANT PURCHASE AGREEMENT, dated as of November 21, 1994, between BT Holdings (New York), Inc. a New York corporation (the "Purchaser"), and C.I.S. Technologies, Inc., a Delaware corporation (the "Company").

                                  WITNESSETH;

     WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to issue and sell to the Purchaser, (i) 1,615,818 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), (ii) 2,384,182 shares of the Company's Series A Preferred Stock, $.01 par value per share (the "Series A Preferred Stock" and, together with the Common Stock, the "Stock"), and (ii) warrants to purchase an additional 500,000 shares of Series A Preferred Stock (the "Warrants") (unless otherwise defined, all capitalized terms used herein shall have the respective meanings ascribed to them in Section 6); and

     WHEREAS, the Purchaser and the Company are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, agree as follows:

     1.  Purchase and Sale of Shares.
         ---------------------------

          1.1.  Issuance and Sale.  Upon the terms set forth herein and provided
                -----------------
     the conditions in Section 1.3 have been fulfilled, at the Closing referred to in Section 1.2, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, (i) 1,615,818 shares of Common Stock (the "Common Shares"), (ii) 2,384,182 shares of Series A Preferred Stock (the "Series A Preferred Shares" and, together with the Common Shares, the "Shares"), and (iii) the Warrants to purchase an additional 500,000 shares of Series A Preferred Stock (the "Underlying Series A Preferred Shares"), for an aggregate purchase price of $10,000,000 (the "Purchase Price").

          1.2  Closing.  The closing (the "Closing") of the issuance, sale and
               -------
     purchase of the Shares and the Warrants shall take place, subject to prior satisfaction of the conditions in Section 1.3, on such date on or before December 31, 1994 as the parties may agree (the date on which the closing occurs being the "Closing Date"). At the Closing:

               (i) the Company will deliver to the Purchaser or its nominee stock certificates in definitive form and a warrant certificate in the form of Exhibit A hereto, both registered in the name of the Purchaser or its nominee, representing the Shares and the Warrants, respectively, being purchased by the Purchaser pursuant hereto, and

               (ii) the Purchaser shall pay to the Company Ten Million ($10,000,000) U.S. Dollars by wire transfer of immediately available funds to an account previously identified by the Company.

          1.3  Conditions to Closing.  The obligation of the Purchaser to
               ---------------------
     purchase the Shares and the Warrants is subject to the fulfillment of each of the following conditions precedent:

               (i) the Purchaser shall have received from Pray, Walker, Jackman, Williamson & Marlar, counsel to the Company, a written opinion dated the Closing Date substantially in the form attached as Exhibit B hereto;

               (ii) the Company shall have executed and delivered to the Purchaser for counter-signature by the Purchaser a registration rights agreement in the form of Exhibit C hereto (the "Registration Rights Agreement");

               (iii) the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though made on and as of such date, the Company shall have performed in all material respects all of its obligations and agreements hereunder theretofore to be performed by it, and the Purchaser shall have received on the Closing Date a certificate to that effect dated the Closing Date and executed on behalf of the Company by its Chief Executive Officer or President;

               (iv) the Company shall have amended its certificate of incorporation by filing with the Secretary of State of the State of Delaware the Certificate of Designation establishing the terms of the Series A Preferred Stock in the form of Exhibit D hereto (the "Certificate of Designation");

               (v) no action or proceeding shall have been instituted, or shall be deemed by the Purchaser likely to be instituted, before any court or governmental agency or body to restrain or prohibit consummation of the transactions contemplated hereby;

               (vi) no material adverse change shall have occurred in the business, conditions, operations (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole from that set forth in the consolidated balance sheet of the Company as of December 31, 1993 included in the SEC Reports, other than changes disclosed or referred to in the SEC Reports or in the Disclosure Letter;

               (vii) as of the Closing Date, Philip D. Kurtz shall be the Chief Executive Officer and James L. Hersma shall be the President and Chief Operating Officer of the Company and no steps shall have been taken by the Company or other such individuals to remove such individuals (whether by termination of employment, reorganization or otherwise) from such positions;

               (viii) The Purchaser shall have received from Coopers & Lybrand a procedures letter reasonably satisfactory in form and substance to the Purchaser;

               (ix) an individual identified by the Purchaser to the Company in writing as the Purchaser's "nominee for director" shall have been elected a director of the Company.

     2.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants as of the date hereof as follows:

          2.1.  Organization and Qualification.  The Company and each of its
                ------------------------------
     Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the power and authority to own its respective property and to carry on its respective business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of its respective business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would have a material adverse effect on the business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. Paragraph
     2.1 of the Disclosure Letter lists all of the Company's Subsidiaries as of the date of this Agreement and the amount and percent of its stock ownership thereof.

          2.2.  Due Authorization.  The Company has all right, power and
                -----------------
     authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement and to issue and sell the Shares, the Warrants and the Underlying Series A Preferred Shares. The execution and delivery of this Agreement and the Registration Rights Agreement, the issuance and sale of the Shares, the Warrants, and, upon exercise of the Warrants, the Underlying Series A Preferred shares by the Company and the compliance by the Company with all the provisions of this Agreement, the Warrants and the Registration Rights Agreement (i) are within the power and authority of the Company, (ii) do not require the approval or consent of any stockholders of the Company, any governmental authority or any third party, and (iii) have been authorized by all requisite action on the part of the Company. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation and By-laws as in effect on the date of this Agreement.

          2.3.  Status of Shares.  Upon issuance of the Shares and the Warrants
                ----------------
     at the Closing, and, upon issuance of the Underlying Series A Preferred Shares upon exercise of the Warrants, the Shares and the Underlying Series A Preferred Shares will be validly issued, fully paid and nonassessable and the issuance of the Shares and the Underlying Series A Preferred Shares is not and will not be subject to preemptive rights of any other stockholder of the Company.

          2.4.  SEC Reports.  The Stock is registered under Section 12(g) of the
                -----------
     Exchange Act, and the Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Company has furnished the Purchaser true and correct copies of its Annual report on Form 10-K for the fiscal year ended December 31, 1993, and all proxy statements and reports under the Exchange Act filed by the Company after such date, each as filed with the Commission (collectively, the "SEC Reports"). Each SEC report, at the time it was filed with or delivered to the Commission, was in substantial compliance with the requirements of its respective report form.

          2.5.  Consents.   The Company is not required to obtain any consent,
                --------
     approval or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery and performance of this Agreement, the Warrants or the Registration Rights Agreement and the valid offer, issue, sale or delivery of the Shares, the Warrants or, upon exercise of the Warrants, the Underlying Series A Preferred Shares, or the performance by the Company of its obligations in respect thereof, except for any filings required to effect any registration pursuant to and as contemplated specifically by the Registration Rights Agreement and any filings required pursuant to federal securities laws which will be timely made after the Closing hereunder.

          2.6.  No Conflict.  None of the execution and delivery of this
                -----------
     Agreement or the Registration Rights Agreement, the issuance of the Shares, the Warrants, or, upon exercise of the Warrants, the Underlying Series A Preferred Shares, or the fulfillment of, or compliance with, the terms and provisions hereof or thereof will conflict with or result in a breach of the terms, conditions or provisions of, give rise to a right of termination under, constitute a default under or result in any violation of (i) the Certificate of Incorporation or By-laws of the Company, (ii) any indenture, loan agreement, lease, mortgage or other agreement binding on the Company or any Subsidiary, (iii) any judgment or decree of a court or administrative agency binding on the Company or any Subsidiary or (iv) any applicable statute, law, rule or regulation to which the Company or any Subsidiary or any of their property is subject. Performance by the Company of its obligations under this Agreement and the Registration Rights Agreement will not result in the imposition or creation of any lien or charge against any assets of the Company. Neither the Company nor any subsidiary is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property, assets, financial condition or prospects. Neither the Company nor any Subsidiary is in default under any outstanding indenture or other debt instrument or with respect to the payment of the principal of or interest on any outstanding obligations for borrowed money nor is it in default under any of their respective contracts or agreements or under any instrument by which the Company or any Subsidiary is bound, in each case which default materially and adversely affects the business, operations, assets, financial condition or prospects of the Company and its subsidiaries taken as a whole.

          2.7.  Capitalization.  The authorized capital stock of the Company
                --------------
     consists of (i) 50,000,000 shares of Common Stock, of which, as of the date hereof, 28,477,888 shares are outstanding and 1,517,745 shares are held in treasury and (ii) 20,000,000 shares of preferred stock, $.01 par value, no shares of which are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No class of capital stock of the Company is entitled to preemptive rights. Except for the options and warrants listed in paragraph 2.7 of the Disclosure Letter or disclosed in the SEC Reports, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of the Company or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any shares of its capital stock. Since December 31, 1993, the Company has not changed the amount of its authorized capital stock or subdivided or otherwise changed any shares of any class of its capital stock, whether by way or reclassification, recapitalization, stock split or otherwise or issued or reissued, or agreed to issue, reissue, redeem or repurchase, any of its capital stock, except as disclosed in paragraph 2.7 of the Disclosure Letter and has not since such date declared or paid any dividend in cash or stock or made any other distribution of assets to its stockholders.

     2.8  Taxes.
          -----

               (i) The term "Tax" includes any material tax or similar governmental charge, impost or levy (including, without limitation, income taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, employee withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, provincial, local or foreign government or subdivision or agency thereof, except that, for purposes of
                                            ------ ----
          paragraph (ii) of this Section 2.8, the term "Tax" does not include taxes, penalties and interest referred to in paragraph 2.8 of the Disclosure Letter.

               (ii) All federal, state and local Tax returns, including all information returns, required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension has been granted and has not expired, and all such filed returns are complete and accurate in all material respects. Except as disclosed in the Company's SEC Reports, all taxes attributable to it or any of its Subsidiaries that are or were due or payable (without regard to whether such Taxes have been assessed) have been paid in full or have been adequately provided for on its consolidated balance sheet and consolidated statement of earnings or income (in accordance with generally accepted accounting principles). Adequate provision in accordance with generally accepted accounting principles appropriately and consistently applied has been made in the Company's financial statements included in the SEC Reports relating to all Taxes for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed. Except as disclosed in its SEC Reports, there is no outstanding audit examination, deficiency, refund litigation or outstanding waivers or agreements extending the applicable statute of limitations for the assessment or collection of any Taxes for any period with respect to any Taxes of the Company or its Subsidiaries. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its Subsidiaries have been paid in full or have been recorded on its or such Subsidiary's balance sheet and consolidated statement of earnings or income (in accordance with generally accepted accounting principles). Neither the Company nor any of its Subsidiaries is a party to a tax sharing or similar agreement or any agreement pursuant to which it or any of its Subsidiaries has indemnified any party

          (other than it or one of its subsidiaries) with respect to Taxes. The proper and accurate amounts have been withheld from all employees (and timely paid to the appropriate Governmental Entity or set aside in an account for such purposes) for all periods through the Closing Date in compliance with all Tax withholding provisions of applicable, federal, state, local and foreign laws (including, without limitation, income, social security and employment tax withholding for all types of compensation).

          2.9  Labor Matters.  Neither the Company nor any of its Subsidiaries
               -------------
     is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that it or any such Subsidiary has committed an unfair labor practice or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike involving the Company or any of its Subsidiaries pending or, to the knowledge of its executive officers, threatened, nor are its executive officers aware of any activity involving its or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          2.10  Compliance with ERISA.  Each member of the ERISA Group has
                ---------------------
     fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code, (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA or (iv) engaged in a transaction with respect to a Plan, which has resulted or could result in such member being subject to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. The Company has not received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and has no Multiemployer Plan that is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has had or could reasonably be expected to have, through increases in the contributions required to be made or otherwise, a material adverse effect on the business, condition, operations (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

          2.11  Litigation.  There are no proceedings or investigations pending
                ----------
     or threatened before any court or arbitrator or before or by any Governmental Entity which, in any one case or in the aggregate could reasonably be expected to have a material adverse effect on the business, conditions, operations (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or call into question the validity or enforceability of this Agreement, the Warrants, the Registration Rights Agreement or the transactions contemplated hereby or thereby.

          2.12  Credit Agreement Representations and Warranties.  The Company's
                -----------------------------------------------
     representations and warranties in the following sections of the Credit Agreement, dated as of October 15, 1994, among the Company, certain of its affiliates, and General Electric Capital Corporation are hereby incorporated into and made a part of this Agreement for the benefit of the Purchaser, mutatis mutandis, as if set forth in full herein, and are true
                ------- --------
     and correct as of the date hereof:  Section 3.5, Section 3.6, Section 3.7,
     Section 3.8, Section 3.9, Section 3.10, Section 3.11, Section 3.12, Section 3.13, Section 3.14, Section 3.18 and Section 3.19.

          2.13.  Other Matters.  The Company is not now and will not be, after
                 -------------
     giving effect to the receipt of the proceeds from the sale of the Shares, the Warrants or the Underlying Series A Preferred Shares, an "investment company" within the meaning of the Investment Company Act of 1940, nor will it be controlled by or acting on behalf of any person which is such an investment company. The Company does not own any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System and is not selling the Shares, the Warrants or the Underlying Shares "for the purpose of purchasing or carrying any margin stock" within the meaning of the said Regulation G.

          2.14.  Disclosure.  None of this Agreement, any SEC Report, or any
                 ----------
     certificate or written disclosure furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statements of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which the Company has not disclosed to the Purchaser in writing which materially affects adversely or, so far as the Company can now reasonably foresee, could materially affect adversely the properties, business, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform this Agreement, the Warrants, the Registration Rights Agreement or its obligations in respect of the Shares.

          2.15.  Brokers or Finders.  No agent, broker, investment banker or
                 ------------------
     other firm or Person is or will be entitled to any broker's fee or any other commission or similar fee for which the Purchaser will be liable.

     3.   Representations and Warranties of the Purchaser.  The Purchaser
          -----------------------------------------------
represents and warrants as of the date hereof as follows:

          3.1.  Due Authorization.  The Purchaser has all corporate power and
                -----------------
     authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          3.2.  Acquisition for Investment.  The Purchaser is acquiring the
                --------------------------
     Shares and the Warrants and, upon exercise of the Warrants, will be acquiring the Underlying Series A Preferred Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any "distribution" (within the meaning of the Securities Act) thereof, and the Purchaser has no present intention or plan to effect any distribution of the Shares, the Warrants or the Underlying Series A Preferred Shares. The Purchaser understands that each certificate representing the Shares, the Warrants and the Underlying Shares will contain the restrictive legend set forth in Section 7.12

          3.3.  Brokers or Finders.  No agent, broker, investment banker or
                ------------------
     other firm or Person who is not an affiliate of the Purchaser is or will be entitled to any broker's fee or any other commission or similar fee from the Purchaser.

          3.4.  Accredited Investor.  The Purchaser is an "accredited investor"
                -------------------
     within the meaning of Rule 501 promulgated under the Securities Act.

     4.  Covenants of the Company.  The Company hereby covenants that, (i) at
         ------------------------
all times prior to the earlier of the Closing Date and December 31, 1994, and
(ii) thereafter during such time as the Purchaser (or one of its Affiliates) owns a minimum of 500,000 Shares of Common Stock (including, for these purposes, shares of Common Stock purchased upon conversion of the Series A Preferred Stock):

          4.1.  Reports and Financial Statements.
                --------------------------------

               (a) The Company will cause its Common Stock to continue to be registered under Sections 12(g) of the Exchange Act, will comply with its reporting and filing obligations under the Exchange Act and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act. The Company will take all action necessary to continue the listing or trading of its Common Stock on any national securities exchange or the Automated Quotation System of the National Association of Securities Dealers on which such Common Stock is listed or traded and will comply with its reporting, filing and other obligations under the Exchange Act, the Securities Act and the bylaws or rules of said exchange or Association.

               (b) The Company will furnish to the Purchaser, concurrently with the distribution or filing thereof, each annual and quarterly report to its shareholders, its reports on Form 10-K and 10-Q and each other report, registration statement, definitive proxy statement or other document filed with the Commission and any reports, listing applications or other documents filed with any national securities exchange or the National Association of Securities Dealers, and each press release or other public announcement issued by the Company.

          4.2.  Rights of Inspection.  The Company and each of its Subsidiaries
                --------------------
     will permit representatives of the Purchaser to visit and inspect any of the properties of the Company and its Subsidiaries, including each of their books of account, and to discuss the Company's and its Subsidiaries' affairs, finances and accounts with the Company's and any Subsidiary's officers and its independent public accountants, all at such reasonable times and as often as the Purchaser may reasonably request.

          4.3.  Maintenance and Compliance.  The Company and each of its
                --------------------------
     Subsidiaries will (i) maintain its corporate existence, rights, powers and privileges in good standing, (ii) pay promptly when due all taxes, assessments and governmental charges properly imposed on it, (iii) maintain its properties in workable condition and repair, (iv) comply in all material respects with all laws and governmental regulations and restrictions applicable to its business or properties, (v) maintain with financially sound insurers such insurance coverage against liability, fire and other risks as is reasonably prudent and customary for companies similarly situated, (vi) keep records and books of account and maintain a system of internal accounting controls in accordance with generally accepted accounting principles and in compliance with Section 13(b)(2) of the Exchange Act, (vii) retain independent public accountants of recognized national standing as auditors of the Company's annual financial statements, (viii) comply in all material respects with ERISA and (ix) comply in all material respects with all applicable Environmental Regulations.

          4.4  Press Release; Public Offering Materials.  The Company will not
               ----------------------------------------
     and will not permit any of its Subsidiaries to disclose the name of the Purchaser in any press release or in any prospectus, proxy statement or other materials filed with any Governmental Entity relating to a public offering of the capital stock of the Company without the Purchaser's prior written consent which consent shall not be unreasonably withheld.

          4.5.  Purchaser Representation on Company Board.  The Company will
                -----------------------------------------
     take all permissible and appropriate action to ensure that one person selected by Purchaser is nominated and elected to serve on the Company's board of directors (it being understood that, notwithstanding the introduction to Section 4, the Company's obligations under this Section 4.4 commence on the Closing Date).

          4.6  Share Repurchases.  (a)  The Company will not repurchase or
               -----------------
     redeem any shares of any Common Stock or its other equity securities if, after giving effect to such repurchase or redemption, either (i) the Shares of Common Stock owned by the Purchaser and its Affiliates would equal or exceed 5.0% of the Company's Outstanding Common Stock or (ii) the Purchaser Shares (as defined in Section 7.12) owned by the Purchaser and its Affiliates would equal or exceed 15% of the Company's Outstanding Common Stock (the circumstances described in clause (i) and (ii) above each a "Threshold") without first complying with the other provisions of this
     Section 4.6. For purposes of the foregoing, the term "Outstanding" means shares issued and outstanding, includes shares of Common Stock which the Purchaser may acquire directly or indirectly upon exercise of the Warrant or conversion of shares of Series A Preferred Stock, but does not include shares issuable upon exercise or conversion of options, warrants, convertible securities or other similar instruments owned by any Person other than the Company or an affiliate of the Company.

          (b) In the event a proposed repurchase or redemption would cause the Company to cross a Threshold, at least 30 days before such repurchase or redemption the Company shall (i) notify the Purchaser of such proposed repurchase or redemption and (ii) offer to repurchase or redeem such number of Purchaser Shares owned by the Purchaser or its Affiliates as necessary to prevent the proposed purchase or redemption from causing the Company to cross a Threshold on substantially the same terms (as to both consideration and timing) as are applicable to the proposed repurchase or redemption of such other shares.

          4.7  Additional Ventures.  Subject to the last two sentences of this
               -------------------
     Section 4.7, in the event the Company proposes to join with any third-party who is not an Affiliate (an "unaffiliated Third-Party"), whether through a joint venture, partnership, co-ownership of another entity or otherwise (each a "Venture"), to provide cash management or data processing services or related technology and related services to customers or potential customers, the Company agrees that it will first explore in good faith with the Purchaser whether the Purchaser or one of its Affiliates desires to join with the Company in developing the Venture. If the Purchaser or one of its Affiliates does wish to join with the Company in developing such Venture, the Company and the Purchaser or such Affiliate of the Purchaser will negotiate in good faith for a reasonable period of time to establish mutually acceptable terms and conditions upon which the Company and the Purchaser or its Affiliates may establish such Venture. This Section 4.7 will not apply if an unaffiliated Third Party proposes to contribute as an integral part of the Venture products or services (other than healthcare decision support information products or services) or good will which is not reasonably believed by the Company to be available from Purchaser or its Affiliates. For purposes hereof, "healthcare decision support information products or services" means products or services which facilitate the accumulation, manipulation and repackaging of healthcare data for marketing to the healthcare industry.

          4.8  Conduct of Business.  Prior to the earlier of (i) the Closing
               -------------------
     Date and (ii) December 31, 1994, the Company and its Subsidiaries will conduct their businesses only in the ordinary and usual course of such businesses and will not issue any additional equity securities except pursuant to a Plan.

     5.  Additional Shares.
         -----------------

          In the event that, during any calendar quarter (treating the period from the date of this Agreement through December 31, 1994 as a calendar quarter for purposes of this Section 5) on the first day of which the Purchaser (together with its Affiliates) owns a minimum of 500,000 Purchaser Shares (as defined in Section 7.12), the Company shall issue additional shares of Common Stock ("Additional Third-Party Shares") otherwise than (i) to employees of the Company or its Subsidiaries, other than pursuant to options, warrants or other rights to acquire such shares granted to such employees, in an aggregate amount of not more than 100,000 shares per calendar year, (ii) pursuant to options, warrants or other rights granted to employees of the Company or a Subsidiary (and not transferable to any Person who is not an employee of the Company or a Subsidiary) to acquire such shares at prices not less than the market price thereof (as defined in Section 6(h) of the Certificate of Designation) on the date of the grant of each such option, warrant or other right, or (iii) pursuant to a Plan, on or before the fifth day after the end of such calendar quarter the Company shall offer to issue to the Purchaser additional shares of Common Stock ("Additional Common Shares") or additional shares of Series A Preferred Stock ("Additional Series A Preferred Shares") in accordance with this Section 5.1. In each such case:

               (i) the number of Additional Shares so offered shall equal 17.6% of the number of Additional Third-Party Shares issued during such calendar quarter (rounded to the nearest whole share), and 33-1/3% of the Additional Shares so offered to the Purchaser shall be Additional Common Shares and 66-2/3% of the Additional Shares so offered shall be Additional Series A Preferred Shares;

               (ii) except as otherwise provided in clause (iii), below, the offer price of each Additional Share so offered shall be determined by dividing the aggregate of the consideration received by the Company with respect to the Additional Third-Party Shares issued during such calendar quarter by the total number of such Additional Third-Party Shares so issued (provided, however, that if any of the events
                            --------  -------
          described in Section 6 of the Certificate of Designation giving rise to an adjustment in the Conversion Rate (as defined therein) shall theretofore have occurred, for purposes of this Section 5 an Additional Series A Preferred Share shall be deemed to be such fraction or multiple of a Series A Preferred Share which would, after giving effect to such event, produce a Conversion Rate of 1.00), and

               (iii) if the Additional Third-Party Shares were issued pursuant to options, warrants or other similar rights to acquire such shares and such options, warrants or other similar rights were themselves issued in a Permitted Transaction, the offer price of each Additional Share so offered shall be the market price thereof (as defined in Section 6(h) of the Certificate of Designation) determined as of the last business day of the applicable calendar quarter. ("Permitted Transaction", as used in this clause (iii), means a transaction in which the Company acquires assets or a business operation from a Person or Persons who are not affiliates of the Company and, in connection with such acquisition, issues to such Person or Persons or their employees options, warrants or other similar rights to acquire a number of shares of the Company's Common Stock up to (but not exceeding 500,000.

     The Company's offer to the Purchase shall be in writing and shall set forth a calculation of the applicable offer price. The Purchaser may accept such offer on or before the 15th day after such offer is received by it by paying to the Company, at its office set forth in Section 7.5 (and in immediately available funds), an amount determined as described above, and the Company shall thereupon issue the appropriate number of Additional Common Shares and Additional Series A Preferred Shares to the Purchaser. The Company shall not at any time issue additional shares of Common Stock (otherwise than pursuant to a Plan) unless at the same time it takes all corporate action necessary and reserves for issuance a sufficient number of shares of Common Stock and Series A Preferred Stock to carry out its obligations under this Section 5.1.

     6.  Definitions.  For purposes of this Agreement, the following terms shall
         -----------
have the following meanings:

          "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement), it being understood that any limited partner of a partnership shall not be an Affiliate of such partnership solely by virtue of its status as such a limited partner.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission.

          "Disclosure Letter" means the letter from the Company to the Purchaser of even date with this Agreement setting forth certain exceptions and qualifications to the Company's representations and warranties herein.

          "Environmental Regulations" means all federal, state, local and foreign environmental laws, statutes, rules, regulations, order and ordinances, as amended.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Group" means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with the Company which are treated as a single employer under Section 414 of the Code.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any such similar Federal statute.

          "Governmental Entity" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five-plan years made contribution.

          "PBGC" means the Pension Benefit Guarantee Corporation or any successor thereto.

          "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

          "Plan" means an employee pension benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards of Section 412 of the Code and which is maintained or contributed to by the Company or any member of the ERISA Group.

          "SEC Reports" has the meaning provided in Section 2.4 hereof.

          "Subsidiary" means, with respect to any Person, any corporation the majority of the voting shares of which at the time are owned directly or indirectly by such Person and/or by one or more Subsidiaries of such Person.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     7.  Miscellaneous.
         -------------

          7.1.  Severability.  If any term, provision, covenant or restriction
                ------------
     of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without limitation any of such which may be hereafter declared invalid, void or unenforceable.

          7.2.  Specific Enforcement.  The Purchaser, on the one hand, and the
                --------------------
     Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

          7.3.  Entire Agreement.  This Agreement (including the exhibits
                ----------------
     hereto) contains the entire understanding of the parties with respect to the transactions contemplated hereby.

          7.4.  Counterparts.  This Agreement may be executed in one or more
                ------------
     counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          7.5.  Notices.  All notices, consents, requests, instructions,
                -------
     approvals and other communications provided for herein shall be validly given, if in writing and delivered personally, by confirmed telecopy or by registered mail or nationally recognized air courier, postage prepaid to:

     the Company:

          C.I.S. Technologies, Inc.
          One Warren Place
          6100 South Yale, Suite 1900
          Tulsa, Oklahoma 74136-1930
          Attention:  Philip D. Kurtz
                      Chairman and Chief Executive Officer
          Telecopy:   918/481-4205


     with a copy to:

          Pray, Walker, Jackman, Williamson & Marlar
          900 Oneok Plaza
          100 West 5th Street
          Tulsa, Oklahoma 74103-4218
          Attn:        Thomas G. Noulles, Esq.
          Telecopy:    918/581-5599

     the Purchaser:

          BT Holdings (New York), Inc.
          130 Liberty Street
          New York, New York  10006
          Attention:   Nathan H. Peck, Jr.
          Telecopy:    212/250-1835
     with a copy to:

          Richard A. Coll, Esq.
          BT Holdings (New York), Inc.
          130 Liberty Street
          New York, New York 10006
          Telecopy: 212/250-5063

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

          7.6.  Amendments.  Neither this Agreement nor any terms hereof may be
                ----------
     changed, waived, amended or modified unless such change, waiver, amendment or modification is in writing and signed by the Company and the Purchaser or its successors and assigns. This Agreement may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification or discharge is sought or by parties with the right to consent to such waiver, change, modification or discharge on behalf of such party.

          7.7.  Delays or Omissions.  No delay or omission to exercise any
                -------------------
     right, power or remedy accruing to either party to this Agreement (including any holder of Shares), upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach a default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          7.8.  Cooperation.  The Purchaser and the Company agree to take, or
                -----------
     cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

          7.9.  Successors and Assigns.  This Agreement may not be assigned by
                ----------------------
     the Company and may only be assigned by the Purchaser to one or more Affiliates of Purchaser. This Agreement and all covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights of the Purchaser hereunder may not be assigned by the Purchaser in connection with the transfer or assignment of any Shares or Additional Shares or of the Warrants.

          7.10.  Expenses.  The Company shall pay all stamp and other taxes
                 --------
     payable with respect to the issuance of the Shares, Additional Shares and the Underlying Series A Preferred Shares.

     7.11. Survival of Representations and Warranties.  All representations and
           ------------------------------------------
     warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the Shares, for a period of three years from the latest date set forth under the signatures hereto, regardless of any investigation made by or on behalf of any party.

          7.12.  Transfer of Shares.
                 ------------------

               (a) The term "Purchaser Shares", as used in this Section 7.12, means at any point in time (x) the Common Shares then owned by the Purchaser or its Affiliates, (y) the shares of Common Stock issuable upon conversion of the Series A Preferred Shares then owned by the Purchaser or its Affiliates, and (z) the Warrants and Series A Preferred Shares then owned by the Purchaser or its Affiliates or issuable upon exercise of the Warrants (excluding, however, any shares of Common Stock acquired by the Purchaser or its Affiliates from Persons other than the Company). The term "Free Purchaser Shares" means (i) from the Closing Date through the date nine months thereafter, 0% of the Purchaser Shares, (ii) thereafter through the date two years after the Closing Date, 66-2/3% of the Purchaser Shares as they exist as of the first day of such period, and (iii) thereafter 100% of the Purchaser Shares (with such percentages calculated based upon the sum of the number of shares of Common Stock (x) owned by the Purchaser and its Affiliates, (y) with respect to Series A Preferred Shares, issuable upon exercise of Series A Preferred Shares owned by the Purchaser or its Affiliates, and (z) with respect to the Warrants, issuable upon conversion of underlying Series A Preferred Shares issuable upon exercise of the Warrants).

               (b) the Purchaser understands and agrees that the Shares and the Warrants have not been, and the Underlying Series A Preferred Shares at the time of their delivery upon exercise of the Warrants and any Additional Shares upon their issuance and delivery will not have been, registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws are available. The Purchaser understands and agrees that each certificate representing the Shares, Warrants, Underlying Series A Preferred Shares and Additional Shares shall bear, until so registered or until a holder of such Shares causes to be delivered to the Company an opinion of counsel reasonably acceptable to the Company to the affect that such legend is not necessary in order to assure compliance with the Securities Act's registration provisions, the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933 AND/OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION(S) IS (ARE) NOT REQUIRED THEREUNDER.

               (c) The Purchaser may, at any time and from time to time, sell or otherwise transfer (x) any Purchaser Shares to any Affiliate of the Purchaser which agrees to be bound by the terms of this Agreement without any further limitation whatsoever and (y), subject to Section 7.12(b), any Free Purchaser Shares to any Person; except that notwithstanding the foregoing, the Purchaser may only sell or otherwise transfer pursuant to clause (y) above Free Purchaser Shares
          (A) in a widely dispersed public distribution, (B) in a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of the Company, (C) in an assignment to a single party (e.g. a broker or investment banker) for the purpose
                             - -
          of conducting a widely dispersed public distribution on the transferor's behalf or (D) in any other manner permitted by the Federal Reserve Board. For purposes of this paragraph (c), percentages of the Company's outstanding voting securities shall include shares issuable upon exercise or conversion of Series A Preferred stock, the Warrants or other similar securities owned by the Purchaser or its Affiliates but shall not include shares issuable upon exercise or conversion of convertible securities, options, warrants or other similar instruments owned by Persons who are not Affiliates of the Purchaser.

          7.13. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR THE REGISTRATION RIGHTS AGREEMENT; PROVIDED, THAT THE COMPANY AND THE PURCHASER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT OR THE REGISTRATION RIGHTS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT AND THE COMPANY HEREBY WAIVES

     ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION
     6.5 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be duly executed, all as of the day and year first above written.

                                        BT HOLDINGS (NEW YORK), INC.


                                        By:  ___________________________________

                                             Name:______________________________

                                             Title:_____________________________



                                        C.I.S. TECHNOLOGIES, INC.


                                        By:  ___________________________________

                                             Name:______________________________

                                             Title:_____________________________

          THIS WARRANT AND THE SHARES OF SERIES A PARTICIPATING CONVERTIBLE PREFERRED STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL AND/OR SUBMISSION TO THE COMPANY OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

                              WARRANT TO PURCHASE
                        SHARES OF SERIES A PARTICIPATING
                          CONVERTIBLE PREFERRED STOCK


                            C.I.S. TECHNOLOGIES,INC.
                            (a Delaware Corporation)


     C.I.S. TECHNOLOGIES,INC., a Delaware corporation (the "Company"), hereby certifies that BT Holdings (New York), Inc., a New York Corporation, its successors and assigns, registered on the books of the Company maintained for such purposes as the registered holder hereof (the "Holder"), for value received, is entitled to purchase from the Company Five Hundred Thousand (500,000) fully paid and non-assessable shares of Series A Participating Convertible Preferred Stock of the Company, $0.01 par value ("Preferred Shares"), at the purchase price of Three and 25/100 dollars ($3.25) per Preferred Share (the "Exercise Price") (the number of Preferred Shares and Exercise Price being subject to adjustment as hereinafter provided) upon the terms and conditions herein provided. Certain capitalized terms used herein which are otherwise not defined are defined in the Stock and Warrant Purchase Agreement of even date herewith (the "Agreement") to which Holder and the Company are parties.

     1.   Exercise of Warrants.

          (a) Subject to subsection (b) of this Section 1, upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form duly executed, at the principal office of the Company at Tulsa, Oklahoma, or at such other place as the Company may designate by notice to the Holder hereof, together with a certified or bank cashier's check payable to the order of the Company in the amount of the Exercise Price times the number of Preferred Shares being purchased, the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Preferred Shares being purchased. This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Certificate or Warrant Certificates of like tenor entitling the Holder to purchase the number of Preferred Shares as to which this Warrant has not been exercised.

          (b) This Warrant must be exercised on or prior to November 23, 1997 after which time it will be void and of no further force or effect.

     2.   Rights and Obligations of Warrant Holder.

          (a) The Holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity; provided if any certificate representing the Preferred Shares is issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Preferred Shares on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such Preferred Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate. In addition, the Holder of this Warrant Certificate, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant Certificate is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing thereon, and the Company shall not be affected by any notice to the contrary.

          (b) No Holder of this Warrant Certificate, as such, shall be entitled to vote or receive dividends or to be deemed the holder of Preferred Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Holder of this Warrant Certificate, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise, receive notice of meetings or other action affecting shareholders (except for notices provided for herein), receive dividends, subscription rights or otherwise, until this Warrant shall have become exercisable and been exercised and the Preferred Shares purchasable upon the exercise thereof shall have become deliverable as provided herein; provided that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Preferred Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which the stock transfer books are open for the purpose of determining entitlement to dividends on the Company's Participating Convertible Series A Preferred stock.

     3. Shares Underlying Warrants. The Company covenants and agrees that all Preferred Shares delivered upon exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all stamp-taxes, liens, and charges with respect to the purchase thereof. In addition, the Company agrees at all times to reserve and keep available an authorized number of Preferred Shares sufficient to permit the exercise in full of this Warrant.

     4. Disposition of Warrants or Preferred Shares. The Holder of this Warrant Certificate and any transferee hereof or of the Preferred Shares issuable upon the exercise of this Warrant Certificate, by their acceptance hereof, hereby understand and agree that the Warrant, and the Preferred Shares issuable upon the exercise hereof, have not been registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel and/or submission to the Company of such evidence as may be satisfactory to counsel for the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts. It shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate.

     5.   Adjustments.

          (a) Stock Dividends.  If after the date hereof, the number of
              ---------------
     outstanding shares of the Company's common stock, $.01 par value ("Common Shares"), is increased by a stock dividend payable in Common Shares or Preferred Shares or by a split-up of Common Shares, then, on the day following the date fixed for the determination of holders of Common Shares entitled to receive such stock dividend or split-up, the number of Preferred Shares issuable on exercise of the Warrants shall be increased in proportion to such increase in outstanding Common Shares or Preferred Shares and the then applicable Exercise Price shall be correspondingly decreased.

          (b) Aggregation of Shares.  If after the date hereof, the number of
              ---------------------
     outstanding Common Shares is decreased by a combination or reclassification of Common Shares, then, after the effective date of such combination or reclassification, the number of Preferred Shares issuable on exercise of the Warrants shall be decreased in proportion to such decrease in outstanding Common Shares and the then applicable Exercise Price shall be correspondingly increased.

          (c) Special Stock Dividend.  If after the date hereof, shares of any
              ----------------------
     class of the Company (other than Common Shares) are issued by way of a stock dividend on outstanding Common Shares then, commencing with the day following the date fixed for the determination of holders of Common Shares entitled to receive such stock dividend, in addition to any Preferred Shares receivable upon exercise of the Warrants, the Holder shall, upon such exercise of the Warrants, be entitled to receive, as nearly as practicable, the same number of shares of dividend stock, plus any shares issued upon any subsequent change, replacement, subdivision or combination thereof to which the holders would have been entitled had their Warrants been exercised immediately prior to such stock dividend.

          (d)  Issuance of Shares Below Market.  If on a date after the date
               -------------------------------
     hereof ("New Issue") the Company issues and sells Common Shares, Preferred Shares, or a combination thereof at a price per share less than the market price per Common Share (determined as provided in the following paragraph) on the New Issue Date, the Exercise Price in effect at the opening of business on the day following such issuance and sale shall be adjusted by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the aggregate number of Common Shares and Preferred Shares outstanding at the close of business on the New Issue Date plus the number of Common Shares which the aggregate of the offering price of the total number of Common Shares, Preferred Shares, or combination thereof so issued and sold would purchase at such current market price, and (ii) the denominator shall be the aggregate number of Common Shares and Preferred Shares outstanding at the close of business on the New Issue Date plus the number of Common Shares, Preferred Shares, or combination thereof so offered and sold, such adjustment to become effective immediately after the opening of business on the day following the date, and contingent upon the actual occurrence, of such issuance and sale.

          For purposes of the preceding paragraph, the "market price per Common Share" shall be the average of the daily closing prices for any period of five to ten consecutive business days selected by the Company commencing not more than 20 business days before the day in question. "Business day" means any Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which securities are not traded on the principal exchange or principal market through which Common Shares are traded. The closing price for each such day shall be the last reported sales price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case on the New York Stock Exchange, Inc. or, if the Common Shares are not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ Stock Market, Inc. National Market or, if the Common Shares are not listed or admitted to trading on any national securities exchange or quoted on such National Market, the fair market value as determined in good faith by the board of directors of the Company, whose determination shall, absent demonstrable error, be conclusive.

          (e) Reorganization.  If after the date hereof any capital
              --------------
     reorganization or reclassification of the Common Shares, or consolidation or merger of the Company with another Corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and fair provisions shall be made whereby the Holders shall thereafter have the right to purchase and receive in lieu of the Preferred Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Preferred Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants had such reorganization, reclassification, consolidation, merger or sale not taken place and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and the number of Preferred Shares purchasable upon the exercise of the Warrants) shall thereafter be applicable as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Holders the obligation to deliver to the Holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

          (f) Notice to Warrant Holders of Adjustment.  Whenever the number of
              ---------------------------------------
     Preferred Shares purchasable or the Exercise Price hereunder is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this Section a notice (i) stating that the number of Preferred Shares purchasable upon exercise or the Exercise Price of this Warrant has been adjusted, (ii) setting forth the adjusted number of Preferred Shares purchasable upon the exercise of this Warrant or the adjusted Exercise Price, and (iii) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed to have been received by the Company, upon which such adjustments are based.

     6. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

     7. Survival. The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Certificate.

     8. Notices. Whenever any notice, payment of any purchase price, or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or United States registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be; and, if to the Company, it will be addressed as follows:

               C.I.S. Technologies, Inc.
               6100 South Yale, Suite 1900
               Tulsa, Oklahoma  74136

and if to the Holder, it will be addressed to the registered Holder at his address as it appears on the books of the Company.

     9. GOVERNING LAW; JURISDICTION. THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS WARRANT CERTIFICATE; PROVIDED, THAT THE COMPANY AND THE PURCHASER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS WARRANT CERTIFICATE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR

TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT AND THE COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 8 OF THIS WARRANT CERTIFICATE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     DATED:  November 23, 1994

                                    C.I.S. TECHNOLOGIES, INC.


ATTEST:
                              By _____________________________

____________________________  Title:__________________________
___________ Secretary

                                 PURCHASE FORM

                                         __________________________
                                         Date


TO:  C.I.S. TECHNOLOGIES, INC.

     The undersigned hereby irrevocably elects to exercise the attached Warrant Certificate to the extent of ___________ shares of the Series A Participating Convertible Preferred Stock, $0.01 par value, of C.I.S. Technologies, Inc. and hereby makes payment of $____________ in accordance with the provisions of
Section 1 of the Warrant Certificate in payment of the purchase price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:_____________________________________________________________
                  (Please typewrite or print in block letters)

Address:__________________________________________________________

        __________________________________________________________

Soc. Sec. or Employer I.D. No. ___________________________________

                                    _______________________________


                                    By:____________________________



tgn\agms\war-fin.bt